UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                                  January 12, 2005
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                       Avalon Correctional Services, Inc.
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             (Exact name of Registrant as specified in its Charter)


         Nevada                        0-20307                       13-3592263
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(State or other jurisdiction      (Commission File No.)           (IRS Employer
of incorporation)                                           Identification No.)


                  13401 Railway Drive, Oklahoma City, OK 73114
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               (Address of principal executive offices) (Zip Code)

                                  405-752-8802
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              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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                    INFORMATION TO BE INCLUDED IN THE REPORT




Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.


On January 12, 2005, Avalon Correctional Services, Inc., (the "Company") received a letter from the NASDAQ Stock Market indicating that the Company is not in compliance with the NASDAQ requirements for continued listing because the Company no longer complies with NASDAQ's independent director and audit committee requirements as set forth in Marketplace Rule 4350. NASDAQ has stated that the Company must provide evidence of compliance with the NASDAQ Marketplace Rules or face delisting from NASDAQ.

The Company is evaluating the notice from NASDAQ. The Company has not determined the action to be taken in response to the notice received from NASDAQ. The Company is evaluating the increasing compliance costs imposed by the Sarbanes Oxley Act, including Section 404 of that Act, ongoing costs and expenses associated with the preparation and filing of the Company's periodic reports with the SEC, NASDAQ listing costs, and the increasing commitment of management's time to regulatory requirements. The Company is evaluating whether or not the Company should remain a publicly reporting company in this regulatory environment. The Company is also evaluating on what exchanges, if any, the Company's securities should be listed, including the possibility of moving to the Over the Counter Bulletin Board system or the Pink Sheets.




                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                               AVALON CORRECTIONAL SERVICES, INC.

                               s// Donald E.  Smith
                               DONALD E. SMITH
                               Chairman of the Board and Chief Executive Officer

                               Dated:   January 18, 2005

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